                                                                    Exhibit h(3)

                                     Form of
                        ADMINISTRATIVE SERVICES AGREEMENT

      ADMINISTRATIVE SERVICES AGREEMENT, dated as of _________ __, 20__, by and between each of the trusts listed on the signature page hereto (each a "Trust," and collectively, the "Trusts"), each a business trust organized under the laws of the Commonwealth of Massachusetts or a New York trust, and SSB Citi Mutual Fund Management Inc. (the "Administrator").

                              W I T N E S S E T H:

      WHEREAS, each Trust engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "1940 Act");

      WHEREAS, each Trust's shares of beneficial interest ("Shares") or beneficial interests ("Interests") may be divided into separate series and/or classes;

      WHEREAS, each Trust wishes to retain the services of an administrator for its Shares or Interests or for the Shares of or Interests in each of its series listed on Exhibit A hereto (the "Funds"), as the case may be and as indicated in Exhibit A; and

      WHEREAS, each Trust wishes to engage the Administrator to provide certain administrative and management services for the Trusts and the Funds, and the Administrator is willing to provide such administrative and management services to the Trusts and the Funds, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

      1. Duties of the Administrator. Subject to the direction and control of the Board of Trustees of each Trust, the Administrator shall perform such administrative and management services as may from time to time be reasonably requested by a Trust, which shall include without limitation: (a) providing office space, equipment and clerical personnel necessary for maintaining the organization of the Trust and for performing the administrative and management functions herein set forth; (b) arranging, if desired by the Trust, for directors, officers and employees of the Administrator to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law;
(c) supervising the overall administration of the Trust, including negotiation of contracts and fees with and the monitoring of performance and billings of the Trust's transfer agent, shareholder servicing agents, service agents, custodian and other independent contractors or agents; (d) preparing and, if applicable, filing all documents required for compliance by the Trust with applicable laws and regulations, including registration statements, prospectuses and statements of additional information, semi-annual and annual reports to shareholders or investors, proxy statements and tax returns; (e) preparation of agendas and supporting documents for and minutes of meetings of Trustees, committees of Trustees and shareholders or investors; and (f) arranging for maintenance of books and records of the Trust. Notwithstanding the foregoing, and unless otherwise agreed to in another agreement between a Trust and the Administrator, the Administrator shall not be deemed to have assumed any duties with respect to, and shall not be responsible for, the management of any Trust's assets or the rendering of investment advice and supervision with respect thereto or the distribution of Shares of or Interests in any Fund, nor shall the Administrator be deemed to have assumed or have any responsibility with respect to functions specifically assumed by any transfer agent, custodian, service agent or shareholder servicing agent of the Trust.

      2. Allocation of Charges and Expenses. The Administrator shall pay the entire salaries and wages of all of each Trust's Trustees, officers and agents who devote part or all of their time to the affairs of the Administrator or its affiliates, and the wages and salaries of such persons shall not be deemed to be expenses incurred by the Trust for purposes of this Section 2. Except as provided in the foregoing sentence, each Trust will pay all of its own expenses including, without limitation, compensation of Trustees not affiliated with the Administrator; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Trust; fees and expenses of each Fund's investment adviser or advisers; fees and expenses of independent auditors, of legal counsel and of any transfer agent, distributor, shareholder servicing agent, service agent, registrar or dividend disbursing agent of the Trust; expenses of distributing and redeeming Shares and Interests and servicing shareholder or investor accounts; expenses of preparing, printing and mailing prospectuses and statements of additional information, reports, notices, proxy statements and reports to shareholders or investors and governmental officers and commissions; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the Trust's custodian for all services to the Trust, including safekeeping of funds and securities and maintaining required books and accounts; expenses of calculating the net asset value of Shares of or Interests in each Fund; expenses of shareholder or investor meetings; and expenses relating to the issuance, registration and qualification of Shares of or Interests in each Fund.

      3. Compensation of Administrator. For the services to be rendered and the facilities to be provided by the Administrator hereunder, each Trust shall pay to the Administrator an administrative fee from the assets of each Fund as may be agreed to from time to time by the Trust and the Administrator. If the Administrator serves as Administrator for less than the whole of any period specified in this Section 3, the compensation to the Administrator, as Administrator, shall be prorated. For purposes of computing the fees payable to the Administrator hereunder, the value of the net assets of any Fund shall be computed in the manner specified in the Trust's then-current prospectus and statement of additional information.

      4. Limitation of Liability of the Administrator. The Administrator shall not be liable for any error of judgment or mistake of law or for any act or omission in the administration or management of any Trust or the performance of its duties hereunder, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the reckless disregard of its obligations and duties hereunder. As used in this Section 4, the term "Administrator" shall include the Administrator and/or any of its affiliates and the directors, officers and employees of the Administrator and/or any of its affiliates.

      5. Activities of the Administrator. The services of the Administrator to each Trust are not to be deemed to be exclusive, the Administrator being free to render administrative and/or other services to other parties. It is understood that Trustees, officers, and shareholders of or investors in the Trusts are or may become interested in the Administrator and/or any of its affiliates, as directors, officers, employees, or otherwise, and that directors, officers and employees of the Administrator and/or any of its affiliates are or may become similarly interested in the Trusts and that the Administrator and/or any of its affiliates may be or become interested in the Trusts as a shareholder or investor or otherwise.

      6. Subcontracting by the Administrator. The Administrator may subcontract for the performance of the Administrator's obligations hereunder with any one or more persons; provided, however, that the Administrator shall not enter into any such subcontract unless the Trustees of the Trust shall have found the subcontracting party to be qualified to perform the obligations sought to be subcontracted; and provided, further, that, unless a Trust otherwise expressly agrees in writing, the Administrator shall be as fully responsible to that Trust for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

      7. Limitation of Liability. Each party acknowledges and agrees that all obligations of each Trust under this Agreement are binding only with respect to that Trust or, if the Shares of or Interests in the Trust have been divided into series, the applicable Fund; that any liability of the Trust under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of that Trust or Fund, as the case may be; and that no other series of the Trust shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.

      The obligations of each Trust hereunder shall not be binding upon any of the Trustees, officers or shareholders of or investors in the Trust personally, but shall bind only the assets and property of the particular Trust or, if the Shares of or Interests in the Trust have been divided into series, the particular Fund or Funds in question, and not any other Fund or series of the Trust or any other Trust that is party to this Agreement. Any reference to a Trust hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust. The execution and delivery of this Agreement has been authorized by the Trustees, and this Agreement has been signed on behalf of each Trust by an authorized officer of the Trust, acting as such and not individually, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in the Declaration of Trust.

      8. Duration and Termination of this Agreement. This Agreement shall become effective with respect to each Trust on the date indicated on Exhibit A attached hereto and shall govern the relations between the parties hereto thereafter, and shall remain in force with respect to any Trust thereafter unless terminated as provided herein. Exhibit A may be amended from time to time to add additional series of a Trust as agreed by that Trust and Administrator.

      This Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by the Administrator in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

      IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


                                   CITIFUNDS TRUST III
                                   CITI TAX FREE RESERVES
                                   CITIFUNDS FIXED INCOME TRUST
                                   CITIFUNDS MULTI-STATE TAX FREE TRUST
                                   CITIFUNDS INTERNATIONAL TRUST
                                   CITIFUNDS PREMIUM TRUST
                                   CITIFUNDS INSTITUTIONAL TRUSt
                                   THE PREMIUM PORTFOLIOS
                                   CASH RESERVES PORTFOLIO
                                   TAX FREE RESERVES PORTFOLIO
                                   U.S. TREASURY RESERVES PORTFOLIO

                                   each on behalf of its series listed on
                                   Exhibit A attached hereto

                                   By: __________________________


                                   SSB CITI MUTUAL FUND MANAGEMENT INC.


                                   By: __________________________

                                                                       EXHIBIT A

TRUST AND FUND                                     EFFECTIVE DATE

CITIFUNDS TRUST III
Citi Cash Reserves                                 _________ __, 20__
Citi U.S. Treasury Reserves                        _________ __, 20__

CITI TAX FREE RESERVES                             _________ __, 20__

CITIFUNDS FIXED INCOME TRUST
Citi Short-Term U.S. Government Income Fund
                                                   _________ __, 20__

CITIFUNDS MULTI-STATE TAX FREE TRUST
Citi California Tax Free Reserves                  _________ __, 20__
Citi Connecticut Tax Free Reserves                 _________ __, 20__
Citi New York Tax Free Reserves                    _________ __, 20__

CITIFUNDS INTERNATIONAL TRUST
Smith Barney International Growth Fund             _________ __, 20__

CITIFUNDS PREMIUM TRUST
CitiFunds Premium Liquid Reserves                  _________ __, 20__
CitiFunds Premium U.S. Treasury Reserves           _________ __, 20__

CITIFUNDS INSTITUTIONAL TRUST
CitiFunds Institutional Liquid Reserves            _________ __, 20__
CitiFunds Institutional U.S. Treasury Reserves     _________ __, 20__
CitiFunds Institutional Tax Free Reserves          _________ __, 20__

THE PREMIUM PORTFOLIOS
Government Income Portfolio                        _________ __, 20__
International Equity Portfolio                     _________ __, 20__

CASH RESERVES PORTFOLIO                            _________ __, 20__

TAX FREE RESERVES PORTFOLIO                        _________ __, 20__

U.S. TREASURY RESERVES PORTFOLIO                   _________ __, 20__